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                                                                     Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this annual report on Form 10-K of our reports dated March 7, 1997 on our audits of Systems Plus, Inc. and Systems Plus Distribution, Inc.; dated February 28, 1997 on our audits of RTI Business Systems, Inc.; dated March 14, 1997 on our audits of Systems Management, Inc.; and dated February 28, 1997 on our audits of National Medical Systems, Inc. which reports are included in Medical Manager Corporation's Form 8-K filed April 8, 1997.


Tampa, Florida
February 6, 1998




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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Medical Manager Corporation on Form S-1 (File No. 333-13101) and S-8 (File No. 333-32717) of our report dated February 6, 1998, on our audits of the consolidated financial statements and financial statement schedule of Medical Manager Corporation as of December 31, 1997 and 1996 and for the three years ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

                                                        COOPERS & LYBRAND L.L.P.

Tampa, Florida
February 6, 1998